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                                                                   EXHIBIT 10.20



                FIRST AMENDMENT TO GUARANTY OF PAYMENT AGREEMENT

         THIS FIRST AMENDMENT TO GUARANTY OF PAYMENT AGREEMENT (herein called the "Amendment") made as of October 29, 1999, to be effective for all purposes as of July 1, 1999, by and among Alterra Healthcare Corporation, a Delaware corporation, formerly known as Alternative Living Services, Inc. ("Guarantor"), Bank United, individually and as agent for itself and certain additional lenders ("Agent").

                              W I T N E S S E T H:

         WHEREAS, ALS Holdings, Inc., a Delaware corporation, ALS Wisconsin Holdings, Inc., a Delaware corporation and Agent entered into that certain Amended and Restated Financing and Security Agreement dated as of February 12, 1999, (as amended, supplemented, or restated to the date hereof, the "Financing Agreement"), for the purpose and consideration therein expressed, whereby Lenders (as defined in the Original Agreement) became obligated to make loans to Borrower (as defined in the Financing Agreement) as therein provided; and

         WHEREAS, in connection with the transactions contemplated by the Financing Agreement, Guarantor executed and delivered to Agent, for the benefit of Lenders, that certain Guaranty of Payment Agreement dated as of February 12, 1999 (as amended, supplemented or restated to the date hereof, the "Original Guaranty"), pursuant to which Guarantor guaranteed the payment and performance of all obligations of Borrower under the Financing Agreement; and

         WHEREAS, Guarantor and Agent desire to amend the Original Guaranty to amend the ratio of EBITDAR to Interest and Rent;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Guaranty, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Guaranty. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Guaranty shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

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         "Amendment" means this First Amendment to Guaranty of Payment
     Agreement.

         "Guaranty" means the Original Guaranty as amended hereby.


                                   ARTICLE II.

                         Amendments to Original Guaranty

         Section 2.1.      Financial Covenants.

         (a) Section 3.2.3 of the Original Guaranty is hereby amended in its entirety to read as set forth below:

                  "Maintain a minimum ratio of (a) EBITDAR for the four consecutive fiscal quarters ending on any Calculation Date to (b) the sum of Interest plus Rent, all for the four consecutive fiscal quarters ending on such Calculation Date, of not less than the ratio for the applicable period set forth below:

                 Period                                            Ratio
                 ------                                            -----
From and including                                            1.4 to 1.0
September 30, 1999
through and including
December 31, 2000

From and including                                            1.5 to 1.0
January 1, 2001 and thereafter

         For purposes of this Section 3.2.3, the term "Calculation Date" shall mean the last date of each fiscal quarter of Guarantor."

         (b) The Original Guaranty is hereby amended by adding the following
Section 3.2.3A immediately following Section 3.2.3 thereof:

             "3.2.3A  Minimum Liquidity.

         Maintain Liquidity, at all times during the term of the Credit Facility, measured quarterly, of not less than the greater of (a) $15,000,000 or
(b) the Guarantor's Debt Service for the ninety (90) day period beginning on the date of determination. For purposes of this Section 3.2.3A, the term `Liquidity' shall mean, at any time, the sum of (i) all cash of the Guarantor at such time plus (ii) seventy-five percent (75%) of the aggregate costs (as determined in accordance with GAAP) expended by Guarantor with respect to all Facilities owned by the Guarantor at such time that are not subject to a Lien (including any such Facilities that are under construction). The term `Guarantor's Debt Service' means, with respect to any period, the sum of all lease payments and

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interest and principal payments payable during such period on the aggregate indebtedness of the Guarantor for Facilities that, at the time of determination, do not constitute Guarantor's Stabilized Projects. The term `Guarantor's Stabilized Project' means any Facility owned by Guarantor that (i) has a Resident Occupancy of at least 95% and (ii) has achieved a ratio of Net Operating Income to Debt Service of not less than 1.25 to 1.00 measured for three consecutive months. The computation of the financial test set forth in this Section shall be based on the Guarantor's quarterly financial statements delivered to Lenders and the information used in the preparation thereof."

                                  ARTICLE III.

                           Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of July 1, 1999, when, and only when, Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Guarantor and each Lender.

                                   ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Guarantor. In order to induce each Lender to enter into this Amendment, Guarantor represents and warrants to each Lender that:

         (a) The representations and warranties contained in Article II of the Original Guaranty are true and correct at and as of the time of the effectiveness hereof.

         (b) Guarantor is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the Guaranty. Guarantor has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Guarantor hereunder.

         (c) The execution and delivery by Guarantor of this Amendment, the performance by Guarantor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Guarantor, or of any material agreement, judgment, license, order or permit applicable to or binding upon Guarantor, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Guarantor. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Guarantor of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, each of this Amendment and the Guaranty


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will be a legal and binding obligation of Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual consolidated financial statements of Guarantor dated as of December 31, 1998 and the unaudited quarterly consolidated financial statements of Guarantor dated as of June 30, 1999 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for Guarantor. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of Guarantor.


                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Guaranty as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Guaranty in any Financing Document shall be deemed to be a reference to the Original Guaranty as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Financing Agreement, the Guaranty, or any other Financing Document nor constitute a waiver of any provision of the Financing Agreement, the Guaranty or any other Financing Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Guarantor herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full.

         Section 5.3. Financing Documents. This Amendment is a Financing Document, and all provisions in the Financing Agreement pertaining to Financing Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO

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UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

         Section 5.6. Consent of Lenders. Each Lender is executing this Amendment to evidence its acknowledgment of, and consent to, the amendments to the Original Guaranty contained herein.

         [The Remainder Of This Page Has Been Intentionally Left Blank.]











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         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                 ALTERRA HEALTHCARE CORPORATION



                                        By:      /s/ Mark W. Ohlendorf
                                          -------------------------------------
                                          Name: Mark W. Ohlendorf
                                          Title: Senior Vice President



                                 BANK UNITED, AS AGENT AND
                                 INDIVIDUALLY AS A LENDER


                                        By:      /s/ Casey Moore
                                          -------------------------------------
                                          Name: Casey Moore
                                          Title: Vice President



                                 FIRSTAR BANK MILWAUKEE N.A.



                                        By:      /s/ Thomas V. Richtman
                                          -------------------------------------
                                          Name: Thomas V. Richtman
                                          Title: Vice President



                                 AMSOUTH BANK



                                        By:      /s/ Allison J. Sanders
                                          -------------------------------------
                                          Name: Allison J. Sanders
                                          Title: Vice President